Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
In re:	:	Chapter 11
:
SUPERIOR ENERGY SERVICES, INC., et al.,[1]	:	Case No. 20-35812 (DRJ)
:
Debtors.	:	(Jointly Administered)
:
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NOTICE OF EFFECTIVE DATE AND ENTRY OF

ORDER APPROVING THE DISCLOSURE STATEMENT

AND CONFIRMING THE FIRST AMENDED JOINT PREPACKAGED

PLAN OF REORGANIZATION FOR SUPERIOR ENERGY SERVICES, INC. AND

ITS AFFILIATE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES-IN-INTEREST:

PLEASE TAKE NOTICE that on January 15, 2021, Superior Energy Services, Inc. and its affiliated debtors, as debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the First Amended Joint Prepackaged Plan of Reorganization for Superior Energy Services, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code [Docket No. 263] (together with the Plan Supplement, in each case as may be amended, modified, or supplemented from time to time, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that a hearing to consider confirmation of the Plan was held on January 19, 2021.

PLEASE TAKE FURTHER NOTICE that on January 19, 2021, the Bankruptcy Court entered the Order Approving the Disclosure Statement and Confirming the First Amended Joint Prepackaged Plan of Reorganization for Superior Energy Services, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code [Docket No. 289] (the “Confirmation Order”).

[1]

The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Superior Energy Services, Inc. (9388), SESI, L.L.C. (4124), Superior Energy Services-North America Services, Inc. (5131), Complete Energy Services, Inc. (9295), Warrior Energy Services Corporation (9424), SPN Well Services, Inc. (2682), Pumpco Energy Services, Inc. (7310), 1105 Peters Road, L.L.C. (4198), Connection Technology, L.L.C. (4128), CSI Technologies, LLC (6936), H.B. Rentals, L.C. (7291), International Snubbing Services, L.L.C. (4134), Stabil Drill Specialties, L.L.C. (4138), Superior Energy Services, L.L.C. (4196), Superior Inspection Services, L.L.C. (4991), Wild Well Control, Inc. (3477), and Workstrings International, L.L.C. (0390). The Debtors’ address is 1001 Louisiana Street, Suite 2900, Houston, Texas 77002.

[2]	Capitalized terms used in this notice but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan was substantially consummated, and the Effective Date of the Plan occurred, on February 2, 2021.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order may be viewed for free at the website of the Voting and Claims Agent at: www.kccllc.net/superior, or for a fee on the Bankruptcy Court’s website at www.txs.uscourts.gov.

Signed:	February 2, 2021	Respectfully Submitted,
Houston, Texas
/s/ Timothy A. (“Tad”) Davidson II
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503)
Ashley L. Harper (TX Bar No. 24065272)
Philip M. Guffy (TX Bar No. 24113705)
HUNTON ANDREWS KURTH LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Tel: 713-220-4200
Fax: 713-220-4285
Email: taddavidson@HuntonAK.com
ashleyharper@HuntonAK.com
pguffy@HuntonAK.com

-and-

George A. Davis (admitted pro hac vice)
Keith A. Simon (admitted pro hac vice)
George Klidonas (admitted pro hac vice)
LATHAM & WATKINS LLP
885 Third Avenue
New York, New York 10022
Tel: 212-906-1200
Fax: 212-751-4864
Email: george.davis@lw.com
keith.simon@lw.com
george.klidonas@lw.com

Counsel for the Debtors and Debtors in Possession